Exhibit 99.1

Plymouth Industrial REIT Declares First Quarter 2019

Common Stock Dividend

BOSTON—(March 14, 2019) Plymouth Industrial REIT, Inc. (NYSE American: PLYM) today announced the Company’s board of directors declared a regular quarterly cash dividend of $0.375 per diluted share, or an annualized dividend of $1.50 per diluted share for the first quarter of 2019. The dividend is payable on April 30, 2019, to stockholders of record on March 29, 2019.

About Plymouth

Plymouth Industrial REIT, Inc. is a vertically integrated and self-managed real estate investment trust focused on the acquisition and operation of single and multi-tenant industrial properties located in secondary and select primary markets across the United States. The Company seeks to acquire properties that provide income and growth that enable the Company to leverage its real estate operating expertise to enhance shareholder value through active asset management, prudent property re-positioning and disciplined capital deployment.

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Contact:
Tripp Sullivan
SCR Partners
(615) 760-1104
TSullivan@scr-ir.com